Media Contact	November 24, 2014
Casey Lassiter, 205-410-2777	For Immediate Release
casey.lassiter@healthsouth.com

Investor Relations Contact
Mary Ann Arico, 205-969-6175
maryann.arico@healthsouth.com
HealthSouth Enters into Definitive Agreement to Acquire
Encompass Home Health and Hospice

BIRMINGHAM, Ala. - HealthSouth Corporation (NYSE: HLS) (the “Company”), the nation's largest owner and operator of inpatient rehabilitation hospitals, today announced it has entered into a definitive agreement to acquire privately held EHHI Holdings, Inc., which owns Encompass Home Health and Hospice (“Encompass”), for approximately $750 million, subject to certain customary adjustments. The transaction was approved by both companies’ boards of directors and is expected to close before the end of 2014.

Founded in 1998 and based in Dallas, Texas, Encompass is the fifth largest provider of Medicare-focused, skilled home health services in the United States. It operates in 140 locations across 13 states, with approximately 5,000 employees making more than 2.1 million patient visits annually. Encompass is currently owned by Cressey & Company LP, a leading healthcare-focused private investment firm.

“One of our stated strategic objectives has been to expand into home health, assuming we were able to acquire a high-quality, scalable asset that was capable of consolidating the highly fragmented home health industry. Today we are very pleased to announce the acquisition of the company we believe fits these requirements,” said Jay Grinney, HealthSouth President and Chief Executive Officer. “Encompass’ expertise in home health complements HealthSouth’s leadership position in inpatient rehabilitation.  Encompass’ exceptional management team, strong corporate culture, and track record of successfully providing high-quality, cost-effective home care services has positioned the company as a leader in the home health industry. In addition to being best-of-class operators, Encompass also has demonstrated an ability to acquire under-performing home health entities and incorporate them onto their operating platform: since 2005 the company has successfully integrated 45 separate acquisitions. By utilizing HealthSouth’s strong free cash flow, we believe we can accelerate this pace of consolidation while, at the same time, continuing to expand our inpatient rehabilitation portfolio. Finally, we believe bringing these two companies together positions us to be highly competitive in the evolving healthcare delivery system by offering both facility-based as well as home-based post-acute services on a comprehensive, coordinated basis.”

April Anthony, Chief Executive Officer of Encompass, added, “We are thrilled to be joining HealthSouth and are confident that our mission of delivering a better way to care for our employees, patients, referral sources and all of our stakeholders will align well with HealthSouth’s mission and allow our merged organizations to continue to provide high-quality post-acute services to the communities we are privileged to serve.”
The closing of the transaction is subject to certain customary closing conditions and regulatory approvals, including expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

J.P. Morgan Securities LLC is acting as exclusive financial advisor to HealthSouth. Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to HealthSouth.

Conference Call and Webcast

The Company will host an investor conference call at 11:00 a.m. Eastern Time today, November 24, 2014, to discuss the details of this announcement. For reference during the call, the Company will post certain supplemental slides at http://investor.healthsouth.com.

The conference call may be accessed by dialing (866) 610-1072 and giving the pass code 38895718. International callers should dial (973) 935-2840 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available at http://investor.healthsouth.com by clicking on an available link.
An on-line replay of the conference call will be available after the live broadcast at http://investor.healthsouth.com.

About HealthSouth
HealthSouth is the nation's largest owner and operator of inpatient rehabilitation hospitals in terms of patients treated and discharged, revenues and number of hospitals. Operating in 28 states across the country and in Puerto Rico, HealthSouth serves patients through its network of inpatient rehabilitation hospitals, outpatient rehabilitation satellite clinics and home health agencies. HealthSouth's hospitals provide a higher level of rehabilitative care to patients who are recovering from conditions such as stroke and other neurological disorders, cardiac and pulmonary conditions, brain and spinal cord injuries, complex orthopedic conditions, and amputations. HealthSouth can be found on the Web at www.healthsouth.com.
FORWARD-LOOKING STATEMENTS
Statements contained in this press release, the conference call and the associated presentation slides which are not historical facts, such as those relating to the purchase price and the likelihood, timing and effects of the completion of this acquisition, are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, HealthSouth's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, HealthSouth's business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, or its acquisition activities and opportunities. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, the regulatory review and approval process, the satisfaction of other closing conditions, including expiration of the waiting period under Hart-Scott-Rodino; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings that may be brought by or against HealthSouth, including those related to yet undiscovered issues at the acquired company; litigation brought to prevent the closing of this transaction; the possibility this acquisition will experience other unexpected delays; adverse effects on HealthSouth’s stock price resulting from the announcement, closing or the integration of this acquisition; the ability to successfully complete and integrate this acquisition consistent with HealthSouth’s growth strategy, including realization of anticipated revenues, cost savings, and productivity improvements arising from the related operations and avoidance of unforeseen exposure to liabilities; changes in HealthSouth’s or the acquired company’s management team; changes in the regulation of the healthcare industry broadly or the home health and hospice area specifically at either or both of the federal and state levels; competitive pressures in the healthcare industry broadly or the home health and hospice area specifically and HealthSouth’s response thereto; the ability to maintain proper local, state and federal licensing where the acquired company does business; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of HealthSouth’s information systems, including the unauthorized access to or theft of patient or other sensitive information as well as any unforeseen issues related to integration of the acquired company’s systems; the ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth’s labor expenses from potential union activity and staffing shortages; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth’s services by governmental or private payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in HealthSouth's SEC filings and other public announcements, including HealthSouth's Form 10‑K for the year ended December 31, 2013 and Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014.